                                                                     Exhibit 2.2


                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     This Amendment No. 1, dated August 15, 2001, to the Stock Purchase Agreement dated July 12, 2001 (the "STOCK PURCHASE AGREEMENT") between CH Acquisitions LLC, a Delaware limited liability company (the "PURCHASER"), Carter Holdings, Inc., a Massachusetts corporation (the "COMPANY") and the stockholders of the Company, is entered into by the Purchaser and the Management Sellers listed on the signature pages hereto (the "ROLLOVER STOCKHOLDERS"). Terms used, but not defined in this Amendment No. 1 are used herein with the meanings ascribed in the Stock Purchase Agreement.

                                    RECITALS

     WHEREAS, pursuant to the Stock Purchase Agreement the Management Sellers have agreed to sell to the Purchaser and the Purchaser has agreed to purchase all of the Class C stock, $.01 par value, of the Company ("CLASS C STOCK") held by the Management Sellers,

     WHEREAS, each Rollover Stockholder and the Purchaser desires that the Rollover Stockholders retain an equity interest in the Company through the retention of shares of Class C Stock,

     WHEREAS, each Rollover Stockholder will enter into a Management Stock Retention Agreement dated as of the Closing Date,

     WHEREAS, pursuant to the Stock Purchase Agreement the Purchaser has agreed to pay cash to each holder (an "OPTION HOLDER") of a Company Option,

     WHEREAS, certain Option Holders (the "ROLLOVER OPTIONHOLDERS") and the Purchaser desire that such Rollover Optionholders retain an equity interest in the Company through the retention of Company Options,

     WHEREAS, each Rollover Optionholder will surrender his or her Stock Option Agreement to the Company in exchange for a restated Stock Option Agreement at the Closing,

     WHEREAS, the Buyer and each Rollover Stockholder and Rollover Optionholder desire to amend the Stock Purchase Agreement to reflect the changes recited above, and

     WHEREAS, Sections 2.6 and 10.12 of the Stock Purchase Agreement permit the Purchaser and the Management Sellers to amend Section 2.4, Exhibit A and Exhibit D to the Stock Purchase Agreement without the consent of any other party that is not adversely affected by such action,

     NOW THEREFORE, In consideration of the foregoing and the representations, warranties and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

     1. AMENDMENT OF STOCK PURCHASE AGREEMENT. The Stock Purchase Agreement is amended as follows:

     1.1. SECTION 2.4 COMPANY STOCK OPTIONS. Section 2.4 of the Stock Purchase Agreement is hereby deleted and replaced in its entirety with the following:

     "On the Closing Date the Company shall with regard to each holder of a Company Option that is outstanding as of the Closing Date (a) pay the amount, if any, set forth next to such holder's name on Exhibit D under the column titled "Option Cashout Amount", which amount shall equal for each Share covered by such Company Option, a cash amount equal to the Per Share Amount less the applicable per share exercise price of such Company Option and any withholding taxes required by applicable law and (b) permit each holder to retain the Company Option for the number of Shares, if any, set forth next to such holder's name on Exhibit D under the column titled "Rollover Options" (the "ROLLOVER OPTIONS"). Each holder of a Company Option that retains Rollover Options agrees not to exercise his or her right under any Rollover Option to receive cash in connection with the Approved Sale (as defined in the Company Options) triggered by the Closing as more fully set forth in an agreement to be entered into between the Company and such holder. Each Company Option, other than the Rollover Options, shall terminate on the Closing Date."

     1.2. EXHIBIT A. Exhibit A to the Stock Purchase Agreement is hereby deleted and replaced in its entirety with Exhibit A hereto.

     1.3. EXHIBIT D. Exhibit D to the Stock Purchase Agreement is hereby deleted and replaced in its entirety with Exhibit D hereto.

     2. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same amendment to the Stock Purchase Agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Company and the Purchaser. Facsimile signatures shall be treated as originals to the extent the sender can show that such facsimile was actually transmitted.

     3. GOVERNING LAW. This amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, the City of New York solely in respect of the interpretation and enforcement of the provisions of this amendment and the transactions contemplated hereby and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this amendment may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Stock Purchase Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     4. ENTIRE AGREEMENT; AMENDMENTS. Except as specifically amended hereby, the provisions of the Stock Purchase Agreement shall remain unmodified and the Stock Purchase Agreement as amended hereby is hereby confirmed as being in full force and effect. The Stock Purchase Agreement, as amended by this Amendment No. 1, including the schedules and exhibits thereto and hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Amendment No. 1.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.


                                        CH ACQUISITIONS LLC, a Delaware limited
                                        liability company


                                        By: /S/ROSS M. JONES
                                           ------------------------------------
                                           Name:   Ross M. Jones
                                           Title:  Vice President


                     (signatures continue on the next page)

                  MANAGEMENT SELLERS / ROLLOVER OPTION HOLDERS


By: /S/ FREDERICK J. ROWAN, II
   -----------------------------
   Name: Frederick J. Rowan, II


By: /S/ DAVID A. BROWN                          By: /S/ JOSEPH PACIFICO
   -----------------------------                   ----------------------------
   Name: David A. Brown                            Name: Joseph Pacifico


By: /S/ CHARLES E. WHETZEL, JR.                 By: /S/ MICHAEL D. CASEY
   -----------------------------                   ----------------------------
   Name: Charles E. Whetzel, Jr.                   Name: Michael D. Casey


By: /S/ HERBERT W. GREEN                        By: /S/ SUZANNE B. CALKINS
   -----------------------------                   ----------------------------
   Name: Herbert W. Green                          Name: Suzanne B. Calkins


By: /S/ GEOFFREY J. GIBSON                      By: /S/ JOSEPH C. WILSON, JR.
   -----------------------------                   ----------------------------
   Name: Geoffrey J. Gibson                        Name: Joseph C. Wilson, Jr.


By: /S/ M. LAWSON FARMER                        By:/S/ BEN F. LOGAN
   -----------------------------                   ----------------------------
   Name: M. Lawson Farmer                          Name: Ben F. Logan


By: /S/ JOAN I. BONOMI                          By: /S/ LEONARD R. BYTHEWOOD
   -----------------------------                   ----------------------------
   Name: Joan I. Bonomi                            Name: Leonard R. Bythewood


By: /S/ DAVID J. FOY                            By:/S/ ROBIN R. OWEN
   -----------------------------                   ----------------------------
   Name: David J. Foy                              Name: Robin R. Owen


By: /S/ EILEEN B. BRODY                         By:/S/ JOSEPH M. ELLES
   -----------------------------                   ----------------------------
   Name: Eileen  B. Brody                          Name: Joseph M. Elles


By: /S/ RALPH L. SHANNON                        By: /S/ CLYDE D. STUTTS
   -----------------------------                   ----------------------------
   Name: Ralph L.Shannon                           Name: Clyde D. Stutts